Exhibit 99.1

Chembio Diagnostics Names John Potthoff, Ph.D. to its Board of Directors

MEDFORD, N.Y., May 16, 2018 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care (POC) diagnostic tests for infectious diseases, today announced that John Potthoff, Ph.D., has been appointed to its Board of Directors.

Dr. Potthoff has 25 years of experience in the clinical research services industry, with deep ties to diagnostics and pharmaceutical companies.  He is currently the CEO of Elligo Health Research, a clinical research company aimed at being the preeminent provider of clinical research infrastructure services and technologies.  Prior to Elligo, Dr. Potthoff was the CEO of Theorem Clinical Research, where he led the company through a period of significant growth and its acquisition by Chiltern International.  Previously, Dr. Potthoff was the CEO and founder of Tanistry, Inc., a contract research organization focused on the central nervous system.

“We are excited to add Dr. Potthoff to our Board of Directors.  His extensive experience leading high-growth companies focused on diagnostics and pharmaceuticals and prominent industry relationships make him a perfect addition,” stated Katherine L. Davis, Chair of Chembio's Board of Directors. “We look forward to John’s insights as we continue to build the company, with focus on expanding our sexually transmitted disease business, building a broad tropical and fever disease portfolio, and leveraging our DPP® platform and scientific expertise.”

“Chembio has made significant progress transforming the company and focusing on its proprietary point-of-care technology platform,” added Dr. John Potthoff. “I am delighted to join Chembio’s Board of Directors and excited to contribute to the continued growth and success of the Company.”

Dr. Potthoff also currently sits on the boards of Advarra and SynteractHCR and was previously a director at Chiltern until its acquisition by LabCorp in 2017.  He received his Ph.D. in Psychology from the University of Texas-Austin where he also received his Bachelor of Arts and Master of Arts, also in Psychology.

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets rapid diagnostic tests in the growing $8.0 billion POC testing market. The Company markets its products directly and through third-party distributors under the brand names: DPP®, STAT-PAK®, SURE CHECK®, and STAT-VIEW®.

Chembio has developed and patented the DPP® technology platform, which offers significant advantages over traditional POC lateral-flow technologies and provides the Company with a significant pipeline of business opportunities in the area of sexually transmitted disease, tropical and fever disease, and technology collaborations.

Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Each of Chembio Diagnostic Systems Inc. and Chembio Diagnostics Malaysia Sdn Bhd is a wholly-owned subsidiary of Chembio Diagnostics, Inc.  For more information, please visit: www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
Lynn Pieper Lewis
Gilmartin Group
(415) 937-5402
investor@chembio.com